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                                                                   EXHIBIT 10.10

                              ADVISORY AGREEMENT


         This Advisory Agreement is entered into as of the _______ day of _______, 1997, by and between AmSurg Corp., a Tennessee corporation ("AmSurg"), and ________________________ ("Advisor").

                                 WITNESSETH:

         WHEREAS, Advisor serves as the ___________________________________ of
American Healthcorp, Inc., a Delaware corporation ("AHC") and, prior to the consummation of the Distribution referred to below, as _______________________ _________________ of AmSurg.

         WHEREAS, pursuant to the terms of, and subject to the conditions set forth in, the Distribution Agreement, dated as of March ___, 1997, by and between AmSurg and AHC (the "Distribution Agreement"), AHC will distribute all of the shares of AmSurg common stock owned by AHC to the holders of AHC's common stock (the "Distribution") and, as a result, AmSurg will become an independent, publicly traded corporation;

         WHEREAS, effective upon the Distribution, AmSurg wishes to retain Advisor to serve as Chairman of the Board of AmSurg following the Distribution.

         NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. ADVISORY ARRANGEMENT. AmSurg shall hire Advisor as an advisor, and Advisor hereby agrees to serve as an advisor to AmSurg, on and after the date of the Distribution under the terms and conditions hereinafter set forth. Advisor hereby resigns as________________________ of AmSurg effective upon the Distribution. Advisor shall not be deemed an officer or employee of AmSurg effective upon the Distribution.

         2. DUTIES. Advisor shall provide advisory services to the senior management of AmSurg in the areas of strategy, operations management and organization development.

         3. TERM. Subject to the terms and conditions set forth herein, Advisor shall serve as an Advisor hereunder for a period beginning on the date of the Distribution and ending at the end of the twenty-fourth month following the Distribution.

         4. BASE COMPENSATION. For all services rendered by Advisor, AmSurg shall pay Advisor an aggregate base compensation of $__________ ("Base Compensation"). The Base Compensation shall be paid to Advisor in the form of shares (the "Shares") of Class A Common Stock, without par value, of AmSurg (the "Class A Common Stock") as provided in this Section 4. The number of Shares shall be determined by (i) dividing the Base Compensation by the dollar amount per share of AmSurg common stock as determined in the last professional valuation of the shares of AmSurg
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common stock performed by a third party at the request of AmSurg prior to the
Distribution or, if a sale of AmSurg common stock (other than on exercise of a stock option) occurs after the date of such valuation but prior to the Distribution, the purchase price per share paid in such sale and (ii) multiplying the resulting quotient by one-third. The Shares will be issued as Restricted Stock (as such term is defined in the AmSurg Corp. 1997 Stock Incentive Plan (the "Plan")) in accordance with Section 7 of the Plan, effective upon the Distribution. Except as otherwise provided in Section 7 of this Agreement or Section 10 of the Plan, one-third of the Shares will vest upon the Distribution, one-third of the Shares will vest on the first anniversary of the Distribution and the remaining one-third of the Shares will vest on the second anniversary of the Distribution. Until the second anniversary of the date of the Distribution, Advisor will not sell, assign or transfer the Shares except Advisor may sell, assign or transfer vested Shares
(i) upon a Change in Control (as defined in the Plan), (ii) upon any Potential Change in Control (as defined in the Plan) as a result of which awards under the Plan become vested, (iii) upon any termination of the advisory relationship under this Agreement or (iv) to the extent permitted by Section 13(h) of the Plan.

         5. ADDITIONAL COMPENSATION. While Advisor is serving as an Advisor hereunder, Advisor will be eligible to receive compensation as an Outside Director of AmSurg including awards of restricted stock.

         6. EXPENSES. Advisor shall be reimbursed for ordinary and necessary business expenses incurred by Advisor on behalf of AmSurg upon presentation of vouchers in accordance with the usual and customary procedure of AmSurg in relation to such expense items.

         7.      TERMINATION BY AMSURG.   AmSurg may terminate the advisory
relationship hereunder at any time during the term of this Agreement by giving written notice to Advisor. Upon any such termination, other than for Cause (as hereinafter defined), all of the Shares will vest. "Cause" shall mean (i) a felony conviction of Advisor or the failure of Advisor to contest prosecution for a felony, (ii) conviction of a crime involving moral turpitude, or (iii) willful and continued misconduct or gross negligence by Advisor in the performance of his duties as an advisor to AmSurg.

         8. TERMINATION BY ADVISOR. Advisor may terminate the advisory relationship hereunder at any time upon sixty (60) days written notice to AmSurg. Upon such termination by Advisor, all Shares not theretofore vested will be forfeited.

         9. CONFIDENTIAL INFORMATION. Advisor agrees not to disclose, either during the time he is providing services to AmSurg or following termination of the Advisory relationship hereunder, to any person (other than a person to whom disclosure is necessary in connection with the performance of his duties as a Advisor to AmSurg or to any person specifically authorized by a general partner of AmSurg) any material confidential information concerning AmSurg or any of its Affiliates, including, but not limited to, strategic plans, investment strategy, research, financial analysis, contract terms, financial costs, pricing terms, or business opportunities whether for existing, new or developing businesses. Advisor and AmSurg acknowledge and agree that any of the covenants contained in this Section 9 may be specifically enforced through injunctive relief but such right to injunctive relief shall not preclude AmSurg from other remedies which may be available to it. Notwithstanding any





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provision to the contrary or otherwise contained in this Agreement, the agreement and covenants contained in this Section 9 shall not terminate upon Advisor's termination of the advisory relationship hereunder or upon the termination of this Agreement under any other provision of this Agreement.

         10.     NON-COMPETE COVENANT.

                 (a) During the term of this Agreement, Advisor agrees not to enter into or engage in any phase of the business conducted by AmSurg in any state in which AmSurg is conducting business, either as an individual for his own account, as a partner or joint venturer, or as an employee, agent, officer, director, or substantial shareholder of a corporation or otherwise. As of the date of execution of this Agreement, the business conducted by AmSurg was defined as single specialty surgery centers, single specialty physician networks and single specialty physician practices.

                 (b) During the term of this Agreement, Advisor agrees not to directly or indirectly solicit business from any entity, organization or person which has contracted with AmSurg, which has been doing business with AmSurg, or from which the Advisor knows or has reason to know that AmSurg is going to solicit business.

                 (c) Advisor and AmSurg acknowledge and agree that any of the covenants contained in this Section 10 may be specifically enforced through injunctive relief, but such right to injunctive relief shall not preclude AmSurg from other remedies which may be available to it.

         11. INDEMNIFICATION. Advisor will be entitled to indemnification as provided in the Indemnification Agreement, dated as of the date of the Distribution, by and between AmSurg and Advisor, and in the Charter and Bylaws of AmSurg.

         12. NO ALIENATION OF BENEFITS. No interest of Advisor or his spouse or any other beneficiary of Advisor under this Agreement, or any right to receive any payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Advisor or his spouse or other beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

         13. BENEFITS UNFUNDED. All rights of Advisor and his spouse or other beneficiary under this Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of AmSurg for payment of any amounts due hereunder. Neither Advisor nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of AmSurg, and Advisor and his spouse or other beneficiary shall have only the rights of a general unsecured creditor of AmSurg.





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         14.     NOTICES.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to his residence in the case of Advisor, or to its principal office in the case of AmSurg and the date of mailing shall be deemed the date which such notice has been provided.

         15. ASSIGNMENT. The rights and obligations of the AmSurg under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the AmSurg. The Advisor acknowledges that the services to be rendered by him are unique and personal, and Advisor may not assign any of his rights or delegate any of his duties or obligations under this Agreement without the written consent of the Board of Directors of AmSurg.

         16. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes all other prior agreements, employment contracts and understandings, both written and oral, express or implied with respect to the subject matter of this Agreement and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         17. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Tennessee, without giving effect to the principles of conflicts of law thereof.

         18. HEADINGS. The sections, subjects and headings of this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

         20. EFFECTIVENESS. This Agreement will not be effective if the Distribution does not occur.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.




                                        ---------------------------------------
                                        [Advisor]




                                        AMSURG CORP.





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                                        By:
                                           ------------------------------------

                                        Title:
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